UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CASI Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☑	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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CASI PHARMACEUTICALS, INC.

Notice of Annual Meeting of Stockholders

Date:	Thursday, June 8, 2017

Time:	11:00 a.m., local time

Place:	Hilton Garden Inn
14975 Shady Grove Road
Rockville, MD 20850

Purposes:	1.	To elect two directors;

	2.	To approve the amendment to our 2011 Long-Term Incentive Plan increasing the number of shares of Common Stock reserved for issuance from 11,230,000 to 14,230,000;

	3.	To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

	4.	To approve an advisory resolution on executive compensation;

	5.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation; and

	6.	To consider and take action upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Who Can Vote:	Stockholders at the close of business on April 11, 2017.

Our Board of Directors has fixed April 11, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2017 annual meeting of stockholders (the “Annual Meeting”). Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

Details regarding the matters to be acted upon at the Annual Meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors,

Dr. Wei-Wu He
Chairman

April 14, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2017

This Proxy Statement relating to the 2017 Annual Meeting of Stockholders and the Annual Report to Stockholders on Form 10-K for the year ended December 31, 2016 are also available for viewing, printing and downloading at www.casipharmaceuticals.com.

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PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, June 8, 2017

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of CASI Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the principal executive offices of which are located at 9620 Medical Center Drive, Suite 300, Rockville, Maryland 20850, for the Annual Meeting of Stockholders. The Annual Meeting will be held at the Hilton Garden Inn, 14975 Shady Grove Road, Rockville, MD 20850 on June 8, 2017, at 11:00 a.m. (local time) and for any postponement, or adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company at the Company’s executive offices. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless written notice is given or the stockholder votes by ballot at the Annual Meeting.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the specified directions and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy returned on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, including the election of the director nominees set forth under the caption “Election of Directors,” the approval of amendments to the Company’s 2011 Long-Term Incentive Plan, the ratification of the appointment of CohnReznick LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017, the approval of the advisory vote on executive compensation. With respect to the advisory vote on the frequency of future advisory votes on executive compensation, any proxy returned on which no direction is specified will be voted for “three years.”

The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company’s stockholders is April 24, 2017. Pursuant to rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by posting our proxy materials on the Internet. This proxy statement and our 2016 Annual Report to Stockholders on Form 10-K are available at www.casipharmaceuticals.com.

All references in this Proxy Statement to “the Company,” “we,” “our,” and “us” mean CASI Pharmaceuticals, Inc.  Please note that the Company qualifies as a “smaller reporting company” for the fiscal year ended December 31, 2016 under the applicable rules of the SEC. Accordingly, this Proxy Statement reflects the scaled disclosure requirements available to smaller reporting companies.

Your vote is important.

Whether or not you plan to attend the Annual Meeting, please sign and return the accompanying proxy card so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes.

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Frequently Asked Questions

Q:	Why am I receiving this Proxy Statement and proxy card?

A:	You are receiving a Proxy Statement and proxy card from us because you own shares of Common Stock of the Company as of the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

Cynthia W. Hu, the Company’s COO, General Counsel & Secretary and Sara B. Capitelli, the Company’s Vice President, Finance and Principal Accounting Officer were named by the Board of Directors as proxy holders. Ms. Hu and Ms. Capitelli will vote all proxies, or record an abstention or withheld vote, in accordance with the directions on the proxy. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, please complete, sign and return your proxy card in advance of the meeting just in case you are unable to attend. You can always decide to vote in person. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors.

Q:	What is the record date?

A:	The record date is April 11, 2017. Only holders of record of Common Stock as of the close of business on this date will be entitled to vote at the Annual Meeting.

Q:	How many shares are outstanding?

A:	As of the record date, the Company had 60,196,574 shares of Common Stock outstanding.
Q:	What am I voting on?

A:	You are being asked to vote on the election of two directors to the terms described in the Proxy Statement, approval of the amendment to the Company’s 2011 Long-Term Incentive Plan, the ratification of CohnReznick LLP as the independent registered public accounting firm of the Company, approval of the advisory vote on executive compensation, an advisory vote on the frequency of future advisory votes on executive compensation, and such other business as may properly come before the Annual Meeting or any postponement or adjournment.

Q:	How does the Board of Directors recommend I vote?
A:	Please see the information included in the proxy statement relating to the proposals to be voted on. Our Board of Directors unanimously recommends that you vote:

1. “FOR” the nominees to the Board of Directors;

2.  “FOR” the amendment to the Company’s 2011 Long-Term Incentive Plan;

3. “FOR” ratification of CohnReznick LLP as our independent registered public accounting firm;

4. “FOR” the advisory vote on executive compensation;

5. “THREE YEARS” on the advisory vote on the frequency of future advisory votes on executive compensation.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Delaware law and our Bylaws.

Q:	How do I vote?

A:	You may either vote by mail or in person at the Annual Meeting. To vote by mail, please sign your proxy card and mail it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted in accordance with your instructions. If you return a signed card but do not provide voting instructions, your shares will be voted based on the recommendations of the Board of Directors. We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares through a brokerage account and do not have a physical share certificate, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting.

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Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

Q:	How many votes do you need to hold the Annual Meeting?
A:	A majority of the Company’s outstanding shares of Common Stock as of the record date must be present at the Annual Meeting, in person or in proxy, in order to hold the Annual Meeting and conduct business. This is called a quorum. Proxies received but marked as abstentions and broker non-votes, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

Q:	What is the voting requirement to approve the proposals?

A:	In order for a director to be elected, he must receive the affirmative vote of a plurality of the shares voted. In other words, the two nominees receiving the greatest number of affirmative votes cast will be elected. Abstentions and broker non-votes will not have an effect on the outcome of the election of directors.

Approval of the amendment to the Company’s 2011 Long-Term Plan requires the affirmative vote of the majority of shares present or represented and entitled to vote. Abstentions are counted as votes present and entitled to vote and have the same effect as votes “against” the proposal. Broker non-votes will not be counted for the purpose of determining whether stockholders have approved the proposal.

Ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm requires the affirmative vote of the majority of shares present or represented and entitled to vote. Abstentions are counted as votes present and entitled to vote and have the same effect as votes “against” the proposal.

Approval of the advisory vote on executive compensation requires the affirmative vote of the majority of shares present or represented and entitled to vote. Abstentions are counted as votes present and entitled to vote and have the same effect as votes “against” the proposal. Broker non-votes will not be counted or deemed to be present, represented or voted for purpose of whether stockholders have approved the proposal.

Approval of three years for the advisory vote on the frequency of future advisory votes on executive compensation requires the majority of shares present or represented and entitled to vote. If none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s shareholders. Broker non-votes will not be counted for the purpose of determining whether stockholders have approved the proposal.

Q:	What are broker non-votes? If my shares are held in street name by my broker, will my broker vote my shares for me?

A:

Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal.

A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You may revoke your proxy at any time before its exercise. You may also revoke your proxy by voting in person at the Annual Meeting. If your shares are held in street name, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Q:	How are votes counted?

A:	Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

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Q:	Where can I find the voting results of the Annual Meeting?

A:

Preliminary voting results will be announced at the Annual Meeting. We will report final voting results in a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

You can obtain a copy, at no charge, of such Current Report on Form 8-K or any of our SEC reports:

•	by contacting our corporate offices via phone at (240) 864-2643 or by email at investorrelations@casipharmaceuticals.com; or

•	at www.sec.gov or by contacting the SEC’s public reference room at (202) 551-8090.

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VOTING SECURITIES

Holders of record of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock” or the “Shares”) as of the close of business on April 11, 2017 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting on all matters. On the Record Date, the Company had outstanding 60,196,574 Shares. Each outstanding Share is entitled to one vote upon all matters to be acted upon at the Annual Meeting. A majority of the outstanding Shares entitled to vote on any matter and represented at the Annual Meeting, in person or by proxy, shall constitute a quorum.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Assuming a quorum is present, the affirmative vote of a plurality of the Shares cast in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect director nominees. Broker non-votes will not affect the outcome of the election of director nominees.

The affirmative vote of a majority of the Shares cast in person or represented by proxy at the Annual Meeting is necessary to (i) approve the amendment to the Company’s 2011 Long-Term Incentive Plan, (ii) to ratify the appointment of CohnReznick LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017, and (iii) approve the advisory vote on executive compensation. An abstention from voting on any of these proposals will have the same legal effect as a vote “against” the proposal, even though the stockholder may interpret such action differently. With respect to the vote on the frequency of the advisory vote on executive compensation, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s shareholders. Broker non-votes will not be counted for any purpose in determining whether these proposals have been approved and will not affect the outcome of the vote on these proposals.

The Company is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Notice of Annual Meeting.

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SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL HOLDERS

The following table sets forth the beneficial ownership of the Company’s Common Stock as of March 31, 2017 for (i) each director (including nominees), (ii) each named executive officer named in the Summary Compensation Table, (iii) all directors (including nominees) and executive officers of the Company as a group, and (iv) each person or group known by us to beneficially own more than 5% of our outstanding stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Common Stock Outstanding

Directors:
Wei-Wu He, Ph.D.	5,408,667	(2) (3)	8.55%
James Huang	791,666	(4)	1.31%
Franklin C. Salisbury, Jr.	120,000	(2)	*
Rajesh C. Shrotriya, MD	120,000	(2)	*
Y. Alexander Wu, Ph.D.	145,000	(2)	*
Quan Zhou, Ph.D.	6,359,450	(2) (5)	10.41%

Named Executive Officers:
Ken K. Ren, Ph.D., Chief Executive Officer and Director	2,331,900	(2)	3.73%
Cynthia W. Hu, JD, COO, General Counsel & Secretary	1,263,192	(2) (6)	2.06%
Sara B. Capitelli, CPA,VP, Finance and Principal Accounting Officer	314,061	(2)	*

All executive officers and directors as a group (9 persons)(2)	16,853,936	(2)	24.52	%(2)

More than 5% Beneficial Owners:
IDG-Accel China and affiliated entities (7)
Unit 1509, The Center
99 Queen’s Road, Central
Hong Kong	6,321,950		10.35%

Spectrum Pharmaceuticals, Inc. and affiliated entities(8)
11500 S. Eastern Ave., Suite 240
Henderson, NV 89052	10,028,579		16.66%

Sparkle Byte Limited (9)
6/F, Tower A, COFCO Plaza
8 Jianguomennei Avenue
Beijing, 100005, China	10,198,518		16.48%

Zhejiang Kanglaite Group Co., Ltd. (10)
No. 16 Street
Xiasha Economic & Technical Development Zone, Hangzhou
Zhejiang, China 31008	4,938,269		8.09%

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(1)	Beneficial ownership is defined in accordance with the rules of the SEC and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of March 31, 2017 through the exercise of any stock option or other right. For purpose of computing the percentage of outstanding shares of common stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after March 31, 2017, are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise noted, each individual has sole voting and investment power with respect to the shares shown in the table above. The address for each person set forth above, unless otherwise noted, is c/o CASI Pharmaceuticals, Inc., 9620 Medical Center Drive, Suite 300, Rockville, Maryland 20850.

(2)	Includes shares issuable upon exercise of options and warrants which are exercisable within 60 days of March 31, 2017, in the following amounts: Wei-Wu He, 3,071,292 (including 86,957 shares underlying warrants through Emerging Technology Partners, LLC and 374,321 shares underlying warrants through ETP Global Fund L.P.); James Huang, 375,000; Y. Alexander Wu, 145,000; Franklin C. Salisbury, 120,000; Rajesh Shrotriya, 120,000; Quan Zhou, 907,065 (including 869,565 shares underlying warrants through IDG-Accel China and affiliated entities); Ken K. Ren, 2,316,900; Cynthia W. Hu, 1,170,425 (including 14,783 warrants owned by the reporting person’s spouse, as to which Ms. Hu disclaims beneficial ownership); Sara B. Capitelli, 314,061; and all executive officers and directors as a group, 8,539,743.

(3)	Includes 441,072 shares beneficially held by Emerging Technology Partners, LLC. and 1,871,605 shares beneficially held by ETP Global Fund L.P.

(4)	Includes 416,666 shares beneficially held by KPCB China Fund II, L.P. as to which Mr. Huang disclaims beneficial ownership.

(5)	Includes 5,452,385 shares beneficially held by IDG-Accel China and affiliated entities as to which Dr. Zhou disclaims beneficial ownership.

(6)	Includes 74,982 shares beneficially held by spouse as to which Ms. Hu disclaims beneficial ownership.

(7)	Number of shares and percentage of common stock outstanding are based on the books and records of the Company. According to information provided by IDG, the following persons have sole voting and dispositive power and shared voting and dispositive power over the shares indicated in the table below: (i) IDG-Accel Growth, (ii) IDG-Accel Investors, (iii) IDG-Accel China Growth Fund III Associates L.P., an exempted Cayman Islands limited partnership and the sole general partner of IDG-Accel Growth (“IDG-Accel Associates”), (iv) IDG-Accel China Growth Fund GP III Associates, Ltd., an exempted Cayman Islands limited company (“IDG-Accel GP,” and collectively with IDG-Accel Growth, IDG-Accel Investors and IDG-Accel Associates, “IDG-Accel”), and the sole general partner of each of IDG-Accel Investors and IDG-Accel Associates, (v) Chi Sing Ho, an individual, and director and shareholder of IDG-Accel GP, and (vi) Quan Zhou, an individual, and director and shareholder of IDG-Accel GP:

	Sole Power to Vote/Direct Vote	Shared Power to Vote/Direct Vote	Sole Power to Dispose/Direct Disposition	Shared Power to Dispose/Direct Disposition
IDG-Accel Growth	5,903,438	418,512	5,903,438	418,512
IDG-Accel Investors	418,512	5,903,438	418,512	5,903,438
IDG-Accel Associates	5,903,438	418,512	5,903,438	418,512
IDG-Accel GP	6,321,950	0	6,321,950	0
Chi Sing Ho	0	6,321,950	0	6,321,950
Quan Zhou	0	6,321,950	0	6,321,950

(8)	Number of shares and percentage of common stock outstanding are based on the books and records of the Company. According to a Schedule 13D filed jointly by Spectrum Pharmaceuticals, Inc. (“Spectrum”) and Spectrum Pharmaceuticals Cayman, L.P. (“Spectrum Cayman”), Spectrum Cayman is owned 99% by Spectrum and 1% by Spectrum Pharmaceuticals International Holdings, LLC, a Delaware limited liability company (“Spectrum Holdings”). Spectrum Holdings is the sole general partner of Spectrum Cayman and Spectrum is the sole managing member of Spectrum Holdings. As a result, Spectrum has sole voting and dispositive power over 5,990,057 shares that are held directly by Spectrum and shared voting and dispositive power over the 4,038,522 shares held by Spectrum Cayman. Spectrum Cayman has shared voting and dispositive power over the 4,038,522 shares held directly by Spectrum Cayman.

(9)	According to a Schedule 13D Amendment filed with the SEC on December 5, 2016, the record owner of these shares is Sparkle Byte Limited. By virtue of holding 100% of the equity interest of Sparkle Byte Limited, Snow Moon Limited may be deemed to have sole voting and dispositive power with respect to these shares. By virtue of holding 100% of the equity interest of Snow Moon Limited, Tianjin Jingran Management Center (Limited Partnership) may be deemed to have sole voting and dispositive power with respect to these shares. By virtue of being the general partner of Tianjin Jingran Management Center (Limited Partnership), He Xie Ai Qi Investment Management (Beijing) Co., Ltd. may be deemed to have sole voting and dispositive power with respect to these shares. By virtue of being the shareholders and/or directors of He Xie Ai Qi Investment Management (Beijing) Co., Ltd., Jianguang Li, Dongliang Lin, Fei Yang and Hugo Shong may be deemed to have shared voting and dispositive power with respect to these shares.

(10)	According to a Schedule 13G Amendment filed by Zhejiang Kanglaite Group Co., Ltd. on March 3, 2017.

*	Represents less than 1% of the common stock outstanding.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members and is divided into three classes, as nearly equal in number as reasonably possible, with terms currently expiring at the Annual Meeting and the annual meetings of stockholders to be held in 2018 and 2019, respectively. At the Annual Meeting, two directors will be elected by the stockholders to serve the terms described herein. Upon the recommendation of the independent members of the Board of Directors, the Board of Directors recommends that Franklin C. Salisbury, Jr. and Y. Alexander Wu be elected as directors of the Company, and it is intended that the accompanying proxy will be voted FOR the election of Mr. Salisbury and Dr. Wu as directors, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any nominee should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote (unless authority has been withdrawn) for the election of such person as shall be designated by the independent members of the Board of Directors.

Mr. Salisbury and Dr. Wu currently serve as a directors of the Company and have consented to being named in this Proxy Statement and to serve if elected.

Dr. Shrotriya currently serves on our Board of Directors as a nominee of Spectrum Pharmaceuticals, Inc. and its affiliate, Spectrum Pharmaceuticals Cayman, L.P. (together “Spectrum”). Spectrum has the right to nominate one director to the Board of Directors, subject to the reasonable approval of the Board of Directors.

Dr. Zhou is a Director of the General Partner of IDG-Accel China Growth Fund III L.P. (“IDG”). IDG has the right to nominate one director to the Board of Directors.

The following table sets forth each nominee to be elected at the Annual Meeting, our continuing directors, the year each such nominee or director was first elected a director, the positions with the Company currently held by the nominee or director and the year the nominee’s or director’s current term will expire:

Nominee’s or Director’s Name and Year First Became a Director	Position(s) with the Company	If Elected, Year Term will Expire

Nominees for Election:

Franklin C. Salisbury, Jr. — 2014	Director	2020

Y. Alexander Wu, Ph.D. — 2013	Director	2020

Continuing Directors:	Position(s) with the Company	Year Term will Expire

Wei-Wu He, Ph.D. — 2012	Chairman	2018

Ken K. Ren, Ph.D. — 2014	Director and Chief Executive Officer	2018

Rajesh C. Shrotriya, MD — 2014	Director	2018

James Huang — 2013	Director	2019

Quan Zhou, Ph.D. — 2016	Director	2019

Vote Required

Election of a director requires the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the meeting. This means that each nominee will be elected if he receives more affirmative votes than votes withheld for such nominee. Broker non-votes will not affect the outcome of the election.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINATED DIRECTORS AND SIGNED PROXIES THAT ARE RETURNED WILL BE SO VOTED UNLESS OTHERWISE INSTRUCTED ON THE PROXY CARD.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth the director nominees to be elected at the Annual Meeting, the continuing directors and the executive officers of the Company, their ages, and the positions currently held by each such person with the Company immediately prior to the Annual Meeting, as of March 31, 2017.

Name	Age	Positions

Director Nominees for Election:
Franklin C. Salisbury, Jr. (1)(2)	61	Director
Y. Alexander Wu, Ph.D.(1)(2)	53	Director

Continuing Directors:
Wei-Wu He, Ph.D.	52	Director, Chairman
Ken K. Ren, Ph.D.	57	Director, Chief Executive Officer
James Huang (3)	51	Director
Rajesh C. Shrotriya, MD	73	Director
Quan Zhou(4)	59	Director

Executive Officers:
Cynthia W. Hu, JD	47	COO, General Counsel & Secretary
Sara B. Capitelli, CPA	50	Vice President, Finance and Principal Accounting Officer

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Chairman of Audit Committee
(4)	Chairman of Compensation Committee.

Set forth below is a brief description of the principal occupation and business experience of each nominee and continuing director, as well as the summary of our views as to the qualifications of each nominee and continuing director to serve on the Board of Directors and each board committee of which he is a member. Our views are informed not only by the current and prior employment and educational background of our directors, but also by the Board of Directors’ experience in working with their fellow directors. Each director has had the opportunity to assess the contributions that the directors have made to our Board of Directors as well as their industry knowledge, judgment and leadership capabilities.

Nominees for Election

Franklin C. Salisbury, Jr. Mr. Salisbury has been a Director of the Company since June 2014. Since 1998, Mr. Salisbury has been President of the National Foundation for Cancer Research (NFCR), an organization that supports healthcare companies and research institutions in order to accelerate new approaches to preventing, diagnosing and treating cancer. Under his leadership, NFCR has forged greater collaboration among scientists at universities, research hospitals and pharmaceutical companies in the U.S. and China in an effort to bring new and innovative care to cancer patients. Mr. Salisbury also led NFCR to launch several research consortia that have enabled cancer researchers to pool their resources and reduce duplicative efforts, thereby accelerating discoveries being made and reducing the cost of achieving them. Mr. Salisbury holds a B.A. in economics from Yale, a Juris Doctor, J.D., from the University of Georgia School of Law, a Masters of Arts degree from the University of Chicago, and a M.Div. from Yale Divinity School. Mr. Salisbury’s leadership experience and significant background in supporting cancer research give him the qualification and skills necessary to guide the Company’s Board of Directors, including as a member of the Compensation Committee and Audit Committee.

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Y. Alexander Wu, Ph.D.  Dr. Wu has been a Director of the Company since April 2013. He is CEO of Crown Bioscience, Inc., a drug discovery and pre-clinical research organization in the oncology sector with over 300 employees, he co-founded in 2006. Before Crown Bioscience, from 2004 to 2006, Alex was chief business officer of Starvax International Inc., a biopharmaceutical R&D company focusing on the development of novel therapeutic drugs for the treatment of infectious disease and cancer. Prior to Starvax, from 2001 to 2004, he was the Head of Asian Operations with Burrill & Company, a life science venture capital and merchant bank. Dr. Wu also co-founded and was chief operating officer of Unimicro Technologies, a life science instrumentation company. Dr. Wu started his career with Hoffmann-La Roche, where he was manager of business development and strategic planning. Dr. Wu obtained his B.S. in biochemistry from Fudan University, China, a M.S. in Biochemistry from the University of Illinois, and a Ph.D. in molecular cell biology and MBA from the University of California, Berkeley. Dr. Wu’s experience in the biopharmaceutical industry and research in the oncology and small molecule areas, practical experience as a senior executive operating in U.S. and China, and entrepreneurial vision makes him uniquely qualified to serve as a Director, as well as a member of the Compensation Committee and Audit Committee.

Continuing Directors

Wei-Wu He, Ph.D.  Dr. He was Executive Chairman of the Company from February 2012 to May 2013, and has since continued to serve as Chairman. Dr. He has served as the Chief Executive Officer and Chairman of OriGene Technologies, Inc. since 1995. He also is the founder and General Partner of Emerging Technology Partners, LLC, a life sciences focused venture fund established in 2000. From 1993 to 1996, Dr. He was a senior scientist at Human Genome Sciences. Prior to that he was a Research Fellow at Massachusetts General Hospital and at the Mayo Clinic. Dr. He received his Ph.D. from Baylor College of Medicine and MBA from The Wharton School of University of Pennsylvania. We believe that as a seasoned leader in the biotechnology industry and demonstrated financing and business acumen in both the United States and China, Dr. He adds valuable insight and expertise to the Board of Directors. Dr. He’s knowledge of the drug development process provides valuable insight to the Company. His leadership skills, strategic analysis, industry knowledge and substantial experience in the biotech sector give him the qualifications and skills to serve as a Director and the Chairman of the Company.

James Huang.  Mr. Huang has been a Director of the Company since April 2013. He has been managing partner of Kleiner Perkins Caufield Byers China and general partner of KPCB China Fund II, LP since June 2011. Prior to Kleiner Perkins, from 2010 to 2011, Mr. Huang was managing partner at Vivo Ventures LLC, a venture capital firm specializing in life science investments. Mr. Huang has over 20 years of experience in the pharmaceutical and biopharmaceutical industry. During this time, he has held senior roles in business development, sales, marketing and R&D with Anesiva, Inc., Tularik Inc., GlaxoSmithKline LLC, Bristol-Meyers Squibb and ALZA Corp. Mr. Huang received an M.B.A. from the Stanford Graduate School of Business and a B.S. degree in chemical engineering from the University of California, Berkley. Mr. Huang’s deep experience and numerous contacts with a large number of life science companies, extensive industry knowledge in both U.S. and China, business development expertise, coupled with his financial background, provides significant abilities to guide the Company as a board member as well as serving as Chair of the Audit Committee.

Ken K. Ren, Ph.D. Dr. Ren joined the Company in April 2012 as interim Chief Executive Officer, and after successful completion of the one-year interim period, was appointed Chief Executive Officer in April 2013, and in December 2014 was elected to the Board of Directors. Prior to joining the Company, from 2005-2012, Dr. Ren was the president of Accelovance (China), a subsidiary of Accelovance, Inc., which is a Maryland-based contract research organization. Prior to Accelovance, Dr. Ren was the founder of New Jersey-based AHT Inc., which merged with Novemed, a portfolio investment of a blue-chip public company in Hong Kong. He was a co-founder of the China Innovation Center for Life Science (U.S.A.) Corp., a New York-based consulting firm in partnership with the Chinese Ministry of Science and Technology which provided consulting services to health-care and pharmaceutical companies in both the U.S. and China. Over the past 15 years Dr. Ren has been involved in several U.S./China based start-up companies in pharmaceutical development or services. Dr. Ren was a research scientist at Pfizer from 1993–1995 and a Research Fellow at Rockefeller University from 1990–1993. He received his medical degree at the Shandong University School of Medicine in China in 1986 and a Ph.D. from State University of New York at Buffalo in 1990. Dr. Ren’s qualifications to serve on the Board of Directors include his extensive leadership experience and background in the healthcare and pharmaceutical industries, which make him well qualified to serve on our Board of Directors.

Rajesh C. Shrotriya, MD. Dr. Shrotriya has been a Director of the Company since September 2014. He is currently the Chairman and Chief Executive Officer of Spectrum. Dr. Shrotriya joined Spectrum in 2000 as President and Chief Operating Officer and was appointed Chief Executive Officer in August 2002. In this capacity he has spearheaded major changes in business strategy and coordinated structural reorganization culminating in the formation of Spectrum Pharmaceuticals, Inc. Prior to joining Spectrum, Dr. Shrotriya was Executive Vice President and Chief Scientific Officer for SuperGen, Inc. and Vice President, Medical Affairs and Vice President, Chief Medical Officer at MGI Pharma, Inc. For 18 years he held various positions at Bristol-Myers Squibb Company, the most recent being Executive Director Worldwide CNS Clinical Research. Dr. Shrotriya’s significant leadership experience in the biopharmaceutical sector, along with his experience as a physician and his expertise in drug development, make him well-qualified to serve on our Board of Directors.

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Quan Zhou, Ph.D. Dr. Zhou has been a director of the Company since June 2016. Dr. Zhou served as the president of IDG Technology Venture Investment Inc. from mid-1990’s until 2012. He has been the managing member of IDG Technology Venture Investments, LP and its successor funds since 2000 and the director of various IDG-Accel China funds since 2005. He currently also serves as the director of IDG China Venture Capital Fund IV L.P. and IDG China Capital Fund III L.P. He serves on the boards of public companies, including Fang Holdings Ltd. (also known as Soufun Holdings Limited) since 1999, Xunlei Limited since 2006, and Yirendai Limited since 2015, and serves on the boards of various private companies, including Superdata Software Holdings Limited, Memsic Inc. and Circle Internet Financial Limited. He has won awards from NASA and holds two U.S. patents in fiber optic devices. Benefiting from more than 20 years of successful financing, business and operation experience, he has established close connections with numerous IT companies and entrepreneurial communities in both China and the United States. He received a Ph.D. in Fiber Optics from Rutgers University in 1989, a Master's Degree in Chemical Physics from the Chinese Academy of Science in 1985, and a Bachelor’s Degree in Chemical Science from China Science and Technology University in 1982. Dr. Zhou’s qualifications to serve on the Board of Directors, as well as serving as the Chair of the Compensation Committee, include his substantial business experience, particularly in China.

Executive Officers

Ken K. Ren, Ph.D. Dr. Ren joined the Company in April 2012 as interim Chief Executive Officer, and after successful completion of the one-year interim period, was appointed Chief Executive Officer in April 2013, and in December 2014 was elected to the Board of Directors. Prior to joining the Company, from 2005-2012, Dr. Ren was the president of Accelovance (China), a subsidiary of Accelovance, Inc., which is a Maryland-based contract research organization. Prior to Accelovance, Dr. Ren was the founder of New Jersey-based AHT Inc., which merged with Novemed, a portfolio investment of a blue-chip public company in Hong Kong. He was a co-founder of the China Innovation Center for Life Science (U.S.A.) Corp., a New York-based consulting firm in partnership with the Chinese Ministry of Science and Technology which provided consulting services to health-care and pharmaceutical companies in both the U.S. and China. Over the past 15 years Dr. Ren has been involved in several U.S./China based start-up companies in pharmaceutical development or services. Dr. Ren was a research scientist at Pfizer from 1993–1995 and a Research Fellow at Rockefeller University from 1990–1993. He received his medical degree at the Shandong University School of Medicine in China in 1986 and a Ph.D. from State University of New York at Buffalo in 1990.

Cynthia W. Hu, JD.  Ms. Hu joined the Company in June 2006 as Vice President, General Counsel & Secretary and was appointed Chief Operating Officer in December 2008. Prior to joining the Company, from January 2000 to May 2006, Ms. Hu served as senior attorney for the corporate and finance practice group at Powell Goldstein LLP in Washington, DC, where she advised clients on all corporate matters, including complex public and private financings, mergers and acquisitions, SEC and regulatory compliance, and corporate governance and compliance. Before that, Ms. Hu served as corporate and securities counsel for a NYSE-listed financial institution and prior to that was in private practice with increasing levels of responsibilities, including at the law firms of Klehr, Harrison, Harvey & Branzburg, LLP and Littman & Krooks, LLP focusing on public corporate transactions, financings, mergers and acquisitions, and compliance with corporate and securities laws. Ms. Hu received her juris doctorate degree from Rutgers University in 1995, and her bachelor’s degree from New York University in 1991.

Sara B. Capitelli, CPA. Ms. Capitelli joined the Company in January 2011 as Vice President, Finance and Principal Accounting Officer. Prior to joining the Company, from May 2010 to January 2011, Ms. Capitelli served as Controller for the Association for Financial Professionals in Bethesda, Maryland. From 1999-2008, Ms. Capitelli served as Senior Manager with Ernst & Young LLP, where she provided audit and consulting services for small and large public and private companies. Prior to that, she served as Director, Financial Planning and Reporting of Cable & Wireless USA, a wholly-owned subsidiary of Cable & Wireless plc. Ms. Capitelli holds a CPA license in both Maryland and Virginia. Ms. Capitelli received her Bachelor of Science, Business Administration – Accounting, from Bucknell University in 1988.

All executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

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CORPORATE GOVERNANCE

Director Independence

Our Board of Directors currently consists of seven members and is divided into three classes, as nearly equal in number as reasonably possible.

The Board of Directors affirmatively determined that each of the directors and nominees, with the exception of Dr. Wei-Wu He, our Chairman, and Dr. Ken R. Ren, our Chief Executive Officer, qualify as “independent” as defined by applicable NASDAQ and SEC rules. In making this determination, the Board of Directors concluded that none of these members has a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Drs. He and Ren do not serve on any independent committees.

Board Meetings and Attendance

The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 2016 (“fiscal 2016”) and took action by written consent four times during fiscal 2016. Each director attended 75% or more of the meetings of the Board of Directors and committees of which they were members during fiscal 2016. The Company generally encourages, but does not require, Board members to attend the Company’s annual meeting of stockholders. The Company considers the international travel associated with Board members attending the annual meeting and the Company’s objective of preserving its cash resources. One Board member attended the last annual meeting of stockholders.

Board Committees

The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. For greater efficiency, the Nominating and Corporate Governance Committee was disbanded in 2013 and the committee’s function was delegated to the independent members of the Board. Each member of these committees is independent as defined under applicable NASDAQ and SEC rules. Each of the Audit and Compensation Committees has a written charter approved by the Board of Directors. The current members of each of the committees are identified below:

Director	Audit	Compensation
Wei-Wu He, Chairman
James Huang	X
(chairman and financial expert)
Quan Zhou		X
(chairman)
Ken K. Ren, CEO
Franklin C. Salisbury, Jr.	X	X
Rajesh C. Shrotriya
Y. Alexander Wu	X	X

Audit Committee

The primary purpose of the Audit Committee is to oversee: (a) management’s preparation of the financial statements and management’s conduct of the Company’s accounting and financial reporting process, (b) management’s maintenance of the Company’s internal control over financial reporting, (c) the Company’s compliance with legal and regulatory requirements, and (d) the qualifications, independence and performance of the Company’s independent registered public accounting firm. The Audit Committee held five meetings during fiscal 2016.

The Company’s independent registered public accounting firm is ultimately accountable to the Audit Committee in its capacity as a committee of the Board of Directors. The Audit Committee has sole authority and responsibility to appoint, compensate, oversee, evaluate, and, where appropriate, replace the Company’s independent registered public accounting firm. In addition, the Audit Committee must approve any audit and permitted non-audit services to be provided by the Company’s independent registered public accounting firm.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.casipharmaceuticals.com. All members of the Audit Committee meet the independence and financial literacy requirements as defined by applicable NASDAQ and SEC rules. The Board of Directors has determined that James Huang, Chairman of the Audit Committee, is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

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Compensation Committee

The Compensation Committee develops and recommends to the Board of Directors the compensation and benefits of all officers (Vice Presidents and above) of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and administers the Company’s stock option plans. The Compensation Committee also reviews, and if appropriate, approves employment agreements, severance agreements, change in control agreements and provisions, and any special or supplemental benefits for each of our executive officers. The Compensation Committee held two meetings during fiscal 2016 and also met independently in conjunction with Board meetings. Committee related matters were also discussed at meetings of either the entire Board of Directors or independent executive sessions of the Board of Directors.

The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our website at www.casipharmaceuticals.com. All members of the Compensation Committee are “independent” as defined by applicable NASDAQ rules.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors and Chairman are responsible for setting our goals and, together with senior management, steer our day to day operations. This structure allows our senior management to focus on the execution of our business plans, while maintaining an important role for the independent directors in the review and oversight of these activities. Our Chairman meets regularly with, and has frequent discussions involving, management regarding our financial condition, operations, clinical trial progress and strategic activities, and updates the full Board of Directors at regularly scheduled meetings of the Board of Directors. We believe that the Board of Directors, the board committees as presently constituted, and the leadership structure of the Board of Directors enables it to fulfill its role in overseeing and monitoring the management and operations of the Company and protecting the interests of the Company and its stockholders.

The Board of Directors takes an active role in risk oversight related to the Company. The Board of Directors does not have a standing risk committee, but primarily administers its oversight role during meetings of our Board of Directors and its committees. During regular meetings of the Board of Directors, members discuss the operating results for the current fiscal quarter and the status of our product candidates with senior management. These discussions allow the members of the Board of Directors to analyze any significant financial, operational, competitive, economic, regulatory and legal risks of our business model, as well as how effectively we implement our strategic and budgetary goals. The Board of Directors is also routinely informed of developments that affect our risk profile and those that are material to other aspects of our business. Further, significant transactions and decisions require approval by the Board of Directors, or the appropriate board committee.

The Compensation Committee is responsible for overseeing risks related to our cash and equity-based compensation programs and practices as well as for evaluating whether our compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on the Company. We believe that our executive and employee compensation plans are appropriately structured so as not to incent excessive risk taking and are not reasonably likely to have a material adverse effect on our business.

Director Candidates

The independent members of the Board of Directors identify potential nominees from various sources, including personal contacts and the recommendations of current directors and executive officers. In the past, the Company has used third party consultants to assist in identifying and evaluating potential nominees and the Board of Directors may do so in the future.

The Board of Directors will consider nominees for director recommended by a stockholder. Stockholders who wish to recommend a director nominee for consideration by the independent members of the Board of Directors should submit a nomination in accordance with the procedures outlined in the Company’s Bylaws or other procedures adopted by the Board of Directors, if any. Currently, the Company’s bylaws require stockholders to provide written notice of a proposed nominee to: CASI Pharmaceuticals, Inc., Attn: Secretary, 9620 Medical Center Drive, Suite 300, Rockville, Maryland 20850, not less than 60, nor more than 90, calendar days before the date on which the previous year’s proxy was mailed. Such notice must include all information specified in the bylaws relating to the proposed nominee.

The Board of Directors does not have specific, minimum qualifications for nominees and has not established specific qualities or skills that it regards as necessary for one or more of the Company’s directors to possess. In evaluating potential director candidates, the independent members of the Board of Directors may take into account all factors and criteria it considers appropriate, which shall include, among others:

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•	Whether the director/potential director possesses personal and professional integrity, sound judgment and forthrightness;
•	The director/potential director’s educational, business or scientific experience and other directorship experience;
•	Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background and experience;
•	Whether the director/potential director, by virtue of particular business, professional or technical expertise, experience or specialized skill relevant to the Company’s current or future business, will add specific value as a Board member;
•	Whether the director/potential director meets the independence requirements of NASDAQ listing standards; and
•	Whether the director/potential director is free from conflicts of interest with the Company.

The Board of Directors does not have a formal policy with respect to diversity. To carry out its obligations with respect to the proper composition and functioning of the Board of Directors, the independent directors review the qualifications of all directors, evaluating skills and talents to assure a complementary balance of disciplines and perspectives. The independent directors also seek to further enhance the Board of Directors through diversity of experience, as well as gender and ethnic diversity. Through these and other activities, the independent directors seek to assemble a Board of Directors that can responsibly, critically and collegially work through major decisions based on each director’s experience, talent, skills and knowledge.

There are no differences in the manner in which the Board of Directors evaluates potential director nominees based on whether the potential nominee was recommended by a stockholder or through any other source.

Executive Sessions of Independent Directors

The independent members of the Board of Directors typically meet in executive sessions following regularly scheduled meetings of the Board of Directors. The Board of Directors continues to meet in closed sessions (without the presence of management) following each regularly scheduled meeting. The Board of Directors holds executive sessions of the independent directors without the presence of our Chairman and Chief Executive Officer, and James Huang, chairman of our Audit Committee, is responsible for leading these executive sessions.

Code of Ethics

The Company has adopted a Code of Ethics, as defined in applicable SEC and NASDAQ rules, which applies to the Company’s directors, officers and employees, including the Company’s principal executive officer and principal financial and accounting officer. The Company intends to disclose any amendment to or waiver of a provision of the Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website available at www.casipharmaceuticals.com. The Code of Ethics is available on the Company’s website.

Communications with the Board

Any stockholder who wishes to send any communications to the Board of Directors or to individual directors should deliver such communications to the Company’s executive offices, 9620 Medical Center Drive, Suite 300, Rockville, Maryland 20850, Attn: Investor Relations. Any such communication should indicate whether the communication is intended to be directed to the entire Board of Directors or to a particular director(s), and must indicate the number of shares of Company stock beneficially owned by the stockholder. Our investor relations department will forward appropriate communications to the Board of Directors and/or the appropriate director(s). Inappropriate communications include correspondence that does not relate to the business or affairs of the Company or the functioning of the Board of Directors or its committees, advertisements or other commercial solicitations or communications, and communications that are frivolous, threatening, illegal or otherwise not appropriate for delivery to directors.

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DIRECTOR COMPENSATION

In setting director compensation, the Company considers the significant amount of time that directors expended in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board of Directors. We compensate our non-employee members of the Board of Directors through a mixture of (i) cash and (ii) equity-based compensation.

2016 Director Compensation – Annual Cash Retainer

As part of the cash component of the Company’s 2016 Director Compensation Program, Y. Alexander Wu, Franklin C. Salisbury, Jr., and Rajesh Shrotriya each receive an annual cash retainer payment of $20,000. Wei-Wu He receives $55,000 as Chairman, James Huang receives $35,000 as Audit Committee Chairman, and Quan Zhou receives $25,000 as Compensation Committee Chairman. These annual cash retainers are payable in quarterly installments.

2016 Director Compensation - Annual Director Stock Option Grants

As part of the equity-based component of the Company’s 2016 Director Compensation Program, each of Y. Alex Wu, Rajesh C. Shrotriya and Franklin C. Salisbury, Jr. were awarded an annual grant of options to purchase 35,000 shares of Common Stock exercisable at the closing price of the Company’s stock on grant date March 2, 2016. In his role as Chairman, Dr. He was awarded an annual grant of options to purchase 100,000 shares of Common Stock exercisable at the closing price of the Company’s stock on grant date March 2, 2016. In his role as Audit Committee Chairman and Compensation Committee Chairman, James Huang was awarded an annual grant of options to purchase 75,000 shares of Common Stock exercisable at the closing price of the Company’s stock on grant date March 2, 2016. Quan Zhou, our newest Board member, received a first-time initial annual grant of options to purchase 50,000 shares of Common Stock exercisable at the closing price of the Company’s stock on the grant date of June 2, 2016. These annual awards vest ratably quarterly to the end of one year.

2016 Director Compensation - Stock Option Grants to Certain Director

As part of its compensation philosophy, the Board of Directors and Compensation Committee believe that executives and directors should have a meaningful opportunity for stock ownership based on each individual’s contribution to transactions or other events that build long-term stockholder value. In connection with his role in the success of the 2016 closings of the Company’s recent financing transactions, Dr. He was awarded grants of options to purchase 1,735,014 shares of Common Stock. These options vested immediately and are exercisable at the closing price of the Company’s stock on grant dates ranging from March 11, 2016 to October 24, 2016.

2016 Director Compensation - Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors during the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)(3)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)
Wei-Wu He, Ph.D	$55,000	—	$1,478,118	—	—	$1,533,118
James Huang	$40,000	—	$45,000	—	—	$85,000
Y. Alexander Wu, Ph.D	$20,000	—	$21,000	—	—	$41,000
Franklin C. Salisbury, Jr.	$20,000	—	$21,000	—	—	$41,000
Rajesh C. Shrotriya, MD	$20,000	—	$21,000	—	—	$41,000
Quan Zhou, Ph.D	$15,000	—	$43,000	—	—	$58,000

(1)	The amounts in this column represent the grant date fair value calculated in accordance with ASC 718. There were no stock awards in 2016.
(2)	The amounts in this column represent the grant date fair value of options awarded, as calculated in accordance with ASC 718. Using the Black-Scholes-Merton option-pricing method, fair value was calculated using a range between $0.60 and $0.91 per share, depending on the date of the award.
(3)	As of December 31, 2016, each of the non-employee directors had the following aggregate number of options exercisable for shares of common stock: Wei-Wu He: 2,585,014; James Huang: 356,250; Y. Alexander Wu: 136,250; Franklin C. Salisbury, Jr.: 111,250; Rajesh C. Shrotriya: 111,250 and Quan Zhou: 25,000.

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PROPOSAL 2:

APPROVAL OF AMENDMENTS TO THE COMPANY’S 2011 LONG-TERM INCENTIVE PLAN

General

The Board of Directors has approved amendments to the 2011 Long-Term Incentive Plan (the “2011 Plan”), subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance from 11,230,000 to 14,230,000.

Management and the Board of Directors believe that the use of stock based compensation is important to the Company to recruit and retain qualified persons. The use of stock options has long been a vital component of the Company’s overall compensation philosophy, which is premised on the principle that any long-term incentive compensation should be closely aligned with stockholders’ interests. Stock options align employees’ interests directly with those of other stockholders because an increase in stock price after the date of award is necessary for employees to realize any value, thus rewarding executives and employees only upon improved stock price performance. Our Board of Directors believes it important to our continued success that we have an adequate reserve of shares available for issuance under the 2011 Plan for use in attracting, motivating and retaining qualified employees, officers, consultants and directors. Therefore, the Company considers approval of the amendment to the 2011 Plan vital to the Company’s future success.

Description of the 2011 Plan

The following summary of the material features of the 2011 Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the 2011 Plan, a copy of which is attached as Appendix A to this Proxy Statement and is also available at no charge upon request to the Company.  Unless otherwise specified, capitalized terms used herein have the meanings assigned to them in the 2011 Plan.

Eligibility

The 2011 Plan authorizes the grant of Stock Options (including incentive stock options and nonqualified stock options), Stock Appreciation Rights, restricted or unrestricted Stock Awards, Phantom Stock Units, Performance Awards, or any combination of the foregoing to all persons who are at the time of the grant of an award Employees (including persons who may become Employees), members of the Board of Directors or the board of directors of an Affiliate, or consultants of the Company or of any Affiliate, as may be selected from time to time.  Only Employees of the Company, or of any Parent or Subsidiary of the Company, are eligible to receive grants of incentive stock options.

Administration

The 2011 Plan is administered by the Board of Directors or by a committee or committees appointed by the Board of Directors (all of which will hereinafter be referred to as the “Administrator”). The Administrator has all the powers vested in it by the terms of the 2011 Plan, including the authority to determine eligibility, grant awards, prescribe stock option grant agreements (a “Grant Agreement”) evidencing such awards, establish programs for granting awards, determine whether a stock option shall be an incentive stock option or a nonqualified stock option, determine any exceptions to nontransferability, establish any Performance Goals applicable to Awards, determine the period during which Awards may be exercised and the period during which Awards shall be subject to restrictions, and otherwise administer the 2011 Plan. In making these determinations, the Administrator may take into account the nature of the services rendered or to be rendered by the Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Administrator in its discretion shall deem relevant. The Administrator may delegate to the Chief Executive Officer or an officer of the Company acting in such capacity the power to administer the 2011 Plan and to exercise the full authority of the Administrator with respect to awards granted to specified Participants or groups of Participants.

Shares Available For The Plan

If the stockholders approve the amendments to the 2011 Plan, the maximum number of shares of Common Stock available for grants and Awards will be increased from 11,230,000 to 14,230,000. If an award expires or terminates unexercised or is forfeited, or if any shares of Common Stock are surrendered to the Company in connection with an award, the shares of Common Stock subject to such award and the surrendered shares of Common Stock will become available for further awards under the 2011 Plan. The number of shares subject to the 2011 Plan (and the number of shares and terms of any award) shall be adjusted by the Administrator in the event of any change in the outstanding Common Stock by reason of any stock dividend, spin-off, split-up, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares and the like.

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Stock Options

The 2011 Plan authorizes the grant of incentive stock options and nonqualified stock options. Incentive stock options are stock options that satisfy the requirements of Section 422 of the Code. Nonqualified stock options are stock options that do not satisfy the requirements of Section 422 of the Code. Options granted under the 2011 Plan would entitle the grantee, upon exercise, to purchase a specified number of shares of Common Stock from the Company at a specified exercise price per share. The period of time during which an option may be exercised, as well as any vesting schedule, is determined by the Administrator, except that no option may be exercised more than 10 years after the date of grant. All options granted under the 2011 Plan must have an exercise price at least equal to Fair Market Value of stock underlying the option on the date of grant. Additionally, no incentive stock option may be granted under the 2011 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any parent corporation or subsidiary corporation, as defined in Sections 424(e) and (f) of the Code, respectively, of the Company, unless the option’s exercise price is at least 110% of the Fair Market Value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant.

Other Awards

In addition to Stock Options, the 2011 Plan authorizes the grant of Stock Appreciation Rights, Stock Awards (both restricted and unrestricted), Phantom Stock Units and Performance Awards.

Subject to the terms of a particular grant, the exercise of a Stock Appreciation Right under the 2011 Plan would entitle the grantee to receive in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement, the excess of the Fair Market Value of a specified number of shares of Common Stock on the date of exercise over the base price per share specified in the Grant Agreement.  The 2011 Plan also authorizes the grant of restricted and unrestricted Stock Awards on terms and conditions, which terms and conditions may condition the vesting or payment of such Awards on the achievement of one or more Performance Goals (as described below) established by the Administrator.

In addition, the 2011 Plan authorizes the grant of Phantom Stock Units in the form of Awards denominated in stock-equivalent units on terms and conditions, which terms and conditions may condition the vesting or payment of such Awards on the achievement of one or more Performance Goals (as described below), established by the Administrator. An Award of Phantom Stock Units may be settled in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement.

Finally, the 2011 Plan authorizes the grant of Performance Awards, which become payable upon attainment of one or more Performance Goals established by the Administrator.  Performance Awards may be paid in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement.

Performance Goals

In its discretion, the Administrator may condition the grant, vesting or payment of Awards on the attainment of Performance Goals. The term “Performance Goals” means performance goals established by the Administrator which may be based on earnings (including earnings before interest, taxes, depreciation and amortization), earnings per share (including without limitation on a diluted basis), sales, revenues (including without limitation labor-based revenue for services performed by employees as distinct from labor performed by subcontractors), expenses (including without limitation sales and general administrative expenses), cash flow (including without limitation free cash flow), economic value added, total shareholder return, return on assets, equity or invested capital, customer or client orders (value of new contracts awarded), days sales outstanding (as a measure of the time required to collect accounts receivable after earning revenue), employee satisfaction (as measured by employee surveys or otherwise), voluntary attrition (as a measure of employee satisfaction), regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions (including mergers, acquisitions, dispositions, and restructurings), working capital, or any other objective goals established by the Administrator, and which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to a Participant, or may be based on the performance of the Corporation, one or more Affiliates, or the Corporation and one or more Affiliates, and may cover such period as may be specified by the Administrator.

Transferability

Except as otherwise determined by the Administrator or provided in a Grant Agreement, Awards granted under the 2011 Plan are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Code Section 414(p).  Unless otherwise determined by the Administrator, Awards may be exercised only by the grantee or by permitted transferees during the lifetime of the grantee or, in the event of legal disability, by the grantee’s guardian or legal representative.

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Amendment and Termination

The Board of Directors may amend, alter or terminate the 2011 Plan, or any portion thereof, at any time. No award may be granted under the 2011 Plan after the close of business on June 9, 2021. Subject to other applicable provisions of the Plan, all awards made under the 2011 Plan prior to the termination of the 2011 Plan will remain in effect until those Awards have been satisfied or terminated.

Summary of Certain Federal Income Tax Considerations

General

The following discussion briefly summarizes certain federal income tax aspects of Stock Options, Stock Appreciation Rights, Stock Awards, Phantom Stock Units, and Performance Awards granted under the 2011 Plan. The rules governing the tax treatment of Awards and the receipt of shares of Common Stock and/or cash in connection with such Awards are quite technical, so the following description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local law may not be the same as under the federal income tax laws.

Incentive Stock Options

In general, a grantee will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the Fair Market Value of the stock on the exercise date is an adjustment item for purposes of the alternative minimum tax. Further, if a grantee does not exercise an incentive stock within certain specified periods after termination of employment, the grantee will recognize ordinary income on the exercise of an incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below.

Nonqualified Stock Options, Stock Appreciation Rights, Phantom Stock Units, and Performance Awards

A grantee generally is not required to recognize income on the grant of a nonqualified Stock Option, a Stock Appreciation Right, or on the award of Phantom Stock Units or a Performance Award. Generally, ordinary income is instead, required to be recognized on the date the nonqualified Stock option or stock appreciation right is exercised, or in the case of an award of Phantom Stock Units or a Performance Award on the date of payment of such Award in cash or shares of Common Stock. In general, the amount of ordinary income required to be recognized, (a) in the case of a nonqualified Stock Option, is an amount equal to the excess, if any, of the Fair Market Value of the shares of Common Stock on the exercise date over the exercise price, (b) in the case of a Stock Appreciation Right, the amount of cash and the Fair Market Value of any shares of Common Stock received on exercise, and (c) in the case of an Award of Phantom Stock Units or a Performance Award, the amount of cash and the Fair Market Value of any shares of Common Stock received.

Restricted Stock Awards

Unless a grantee of shares of Common Stock of restricted stock makes an election under Section 83(b) of the Code as described below, the grantee generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the shares of Common Stock vest (i.e. become transferable or are no longer subject to a substantial risk of forfeiture), the grantee will be required to recognize ordinary income in an amount equal to the excess, if any, of the Fair Market Value of the shares of Common Stock on such date over the amount, if any, paid for such shares of Common Stock. If a grantee makes a Section 83(b) election to recognize ordinary income on the date the shares of Common Stock are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the Fair Market Value of the shares of Common Stock on the date of award over the amount, if any, paid for such shares of Common Stock. In such case, the grantee will not be required to recognize additional ordinary income when the shares of Common Stock vest.

Unrestricted Stock Awards

In general, a grantee is required to recognize ordinary income on the date of issuance of such unrestricted shares of Common Stock to the grantee equal to the excess, if any, of the Fair Market Value of such shares of Common Stock on such date over the amount, if any, paid for such shares of Common Stock.

Gain or Loss On Sale or Exchange of 2011 Plan Shares

In general, gain or loss from the sale or exchange of shares of Common Stock granted or awarded under the 2011 Plan will be treated as capital gain or loss, if the shares of Common Stock are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares of Common Stock acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a grantee generally will be required to recognize ordinary income upon such disposition.

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Deductibility By Company

The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive Stock Option. However, if a grantee is required to recognize income as a result of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified Stock Option (including an incentive Stock Option that is treated as a nonqualified Stock Option, as described above), a Stock Appreciation Right, a Stock Award, Phantom Stock, or a Performance Award, the Company generally will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the grantee, provided that certain income tax reporting requirements are satisfied.

Parachute Payments

Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for a specified portion of such payments. If the Administrator, in its discretion, grants Awards, the exercise date, vesting or payment of which is accelerated by a change in control of the Company, such acceleration of the exercise date, vesting or payment would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Performance-Based Compensation

Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly held corporation to certain executives to the extent the amount paid to the executive exceeds $1 million for the taxable year. The 2011 Plan has been designed to allow the Administrator to make Awards under the 2011 Plan that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Tax Rules Affecting Nonqualified Deferred Compensation Plans

Section 409A of the Code imposes tax rules that apply to “nonqualified deferred compensation plans.” Failure to comply with, or qualify for an exemption from, the rules with respect to an Award could result in significant adverse tax results to the grantee of such Award, including immediate taxation upon vesting and an additional income tax of 20 percent of the amount of income so recognized. The 2011 Plan is intended to allow the granting of Awards which are intended to comply with or qualify for an exemption from Section 409A of the Code.

Equity Compensation Plan Information

As of December 31, 2016, the number of stock options and restricted common stock outstanding under our equity compensation plans, the weighted average exercise price of outstanding stock options and restricted common stock and the number of securities remaining available for issuance were as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, restricted common stock, warrants and rights (a)	Weighted average exercise price of outstanding options, restricted common stock, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	9,535,306	$1.57	2,082,507
Equity compensation plans not approved by security holders	0	$0.00	0
Total	9,535,306	$1.57	2,082,507

Vote Required

The affirmative vote of a majority of the total votes cast by the stockholders present at the meeting, in person or by proxy, and entitled to vote on this proposal is necessary for approval of the amendments to the 2011 Plan. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted “FOR” the proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO THE COMPANY’S 2011 LONG-TERM INCENTIVE PLAN.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following summary compensation table includes information concerning compensation for each of our named executive officers during fiscal years ended December 31, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)		Non- Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Ken K. Ren, PhD	2016	$300,000			$612,938	(4)		$7,950	$920,888
Chief Executive Officer	2015	$300,000	—	—	$229,500		—	$7,250	$536,750

Cynthia W. Hu, JD	2016	$300,000			$158,724	(4)		$17,550	$476,274
Chief Operating Officer,	2015	$300,000	—	—	$178,500		—	$7,750	$486,250
General Counsel & Secretary

Sara B. Capitelli, CPA	2016	$185,100	—	—	$21,700		—	$15,391	$222,191
Vice President, Finance &	2015	$175,100	—	—	$66,300		—	$5,253	$246,653
Principal Accounting Officer

(1)	Amounts in this column reflect discretionary bonuses paid in accordance with the terms of each named executive officer’s respective employment agreement.
(2)	The amounts in this column represent the aggregate grant date fair value of these awards as calculated in accordance with ASC 718.
(3)	The amounts in this column represent 401(k) matching contributions by the Company in fiscal 2016 and 2015. Also included for 2016, if applicable, is a health insurance opt-out benefit.
(4)	Includes the value of certain option awards issued, which vested immediately, related to the 2016 closings of the Company’s recent financing transactions.

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OUTSTANDING EQUITY AWARDS - 2016

The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named above at the fiscal year ended December 31, 2016.

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date (1)

Ken K. Ren, Ph.D	150,000		—		$2.16	04/02/2022
Chief Executive Officer	1,000,000		—		$1.79	05/30/2023
	237,498	(4)	12,502	(2)	$1.84	04/03/2024
	149,998		75,002	(2)(5)	$1.41	04/06/2025
	54,687		70,313	(2)(5)	$0.88	03/02/2026
	280,701	(6)	—		$0.8601	03/11/2026
	86,486	(6)	—		$1.15	06/24/2026
	308,571	(6)	—		$1.11	10/03/2026

Cynthia W. Hu, JD	4,545		—		$13.75	12/24/2017
COO, General Counsel & Secretary	15,000		—		$1.76	01/27/2019
	30,000		—		$6.17	01/05/2021
	100,000		—		$1.75	01/23/2022
	125,000	(3)	—	(3)	$1.985	08/15/2022
	350,000		—		$1.79	05/30/2023
	219,165	(4)	10,835	(2)	$1.84	04/03/2024
	116,665		58,335	(2)(5)	$1.41	04/06/2025
	41,562		53,438	(2)(5)	$0.88	03/02/2026
	87,719	(6)	—		$0.8601	03/11/2026
	27,027	(6)	—		$1.15	06/24/2026

Sara B. Capitelli, CPA	10,000		—		$6.27	01/10/2021
Vice President, Finance & Principal Accounting Officer	55,000	(3)	—	(3)	$1.985	08/15/2022
	125,000		—		$1.79	05/30/2023
	50,416		4,584	(2)	$1.84	04/03/2024
	43,332		21,668	(2)(5)	$1.41	04/06/2025
	15,312		19,688	(2)(5)	$0.88	03/02/2026

(1)	The term of each option is ten years.
(2)	Options become exercisable 25% on date of grant and then in equal monthly installments over the next three years.
(3)	Includes 50,000 options and 20,000 options for Cynthia W. Hu and Sara B. Capitelli, respectively that vested in 2014 upon achievement of certain performance-based conditions. Excludes 50,000 options and 20,000 options for Cynthia W. Hu and Sara B. Capitelli, respectively that vest upon achievement of certain market-based conditions.
(4)	Includes 100,000 options each for Ken K. Ren and Cynthia W. Hu that vested in 2014 upon achievement of certain performance-based conditions.
(5)	Excludes 325,000 options, 325,000 options and 63,000 options for Ken K. Ren, Cynthia W. Hu and Sara B. Capitelli, respectively that vest upon achievement of performance-based conditions.
(6)	Relates to options issued, as a result of the 2016 closings of the Company’s recent financing transactions, which vested immediately.

Change-In-Control Severance Agreements

The Company currently is a party to Change-in-Control Severance Agreements with Ken K. Ren, Cynthia W. Hu, and Sara B. Capitelli.

Each of the Change-in-Control Severance agreements with the officers listed above provides for certain benefits either upon an involuntary termination of employment, other than for cause, or resignation for “good reason,” upon a “Triggering Event.” The terms of the Change-in-Control Severance Agreement are substantially the same for all of our executive officers.

A Triggering Event includes a merger of the Company with and into an unaffiliated corporation if the Company is not the surviving corporation or the sale of all or substantially all of the Company’s assets. “Good reason” generally means any material diminution or change in salary, responsibilities or title; relocation to an office more than 50 miles from Company headquarters or office; a failure to continue health benefits; a failure to pay deferred compensation due under any plan; or the failure to honor any material aspect of the employment agreement.

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The benefits to be received by the executive officer whose employment is terminated after a Triggering Event occurs include: (i) receipt of a lump sum severance payment equal to the executive’s then current annual salary and the average of the two prior year’s bonuses; (ii) pro rata current year bonus; (iii) continuation of life, health and disability benefits for twelve months after the termination of employment and (iv) in accordance with the terms of such named executive officer’s option agreement, all outstanding options would accelerate and become immediately exercisable. The closing stock price of our common stock on December 31, 2016 was $1.15 per share.

Employment Agreements

The Company is currently a party to employment agreements with Ken K. Ren, Cynthia W. Hu, and Sara B. Capitelli. The terms of such agreements and the respective payments payable upon termination are set forth below.

Ken K. Ren, Ph.D, Chief Executive Officer

On April 2, 2012, in connection with his appointment as interim Chief Executive Officer, Dr. Ren received an annual base salary of $250,000 and was awarded an option to purchase 150,000 shares of common stock. The stock option vested 50% after 6 months and 100% after one year and is exercisable at an exercise price per share of $2.16, representing the closing price of our stock price on the Nasdaq Stock Market on April 2, 2012, the first day of employment. Dr. Ren was also eligible to receive a cash bonus in the amount of $50,000 in the event of the enrollment of the first patient in the Company’s global trial during his interim term.

On April 4, 2013, after having completed the interim one-year term, the Company appointed Dr. Ren as Chief Executive Officer and entered into an employment agreement with Dr. Ren. The term of the employment agreement is subject to automatic one-year extensions unless either party gives at least thirty days prior written notice not to extend.

The agreement provides for an annualized minimum base salary of $300,000, with incentive compensation, if any, at the discretion of the Board of Directors. The base salary will be reviewed at least annually in accordance with the Company’s customary practices for executives. Dr. Ren’s current base salary for fiscal 2016 is $300,000.

If the Company terminates Dr. Ren “without cause,” Dr. Ren will receive a severance benefit equal to six months of salary, payable in accordance with the Company’s customary pay practices, a pro-rata portion of any incentive compensation he would have been entitled to for that year, and continued insurance coverage for up to six months. Dr. Ren also may resign at any time for “good reason,” (which generally means any material diminution or change in salary, responsibilities or title; relocation to an office more than 50 miles from Company headquarters; failure to continue health benefits; a failure to pay deferred compensation due under any plan; or the failure to honor any material aspect of the employment agreement), by providing at least thirty days prior written notice. Resignation for “good reason” or non-extension of the term of her agreement will be deemed a termination without cause. In addition, if Dr. Ren’s employment is terminated upon disability or death, Dr. Ren or his estate will be entitled to receive a payment equal to six months salary plus a pro-rated amount of any incentive compensation he would have been entitled to for that year.

The employment agreement imposes confidentiality obligations and a 6-month non-compete (12 months in the event of a resignation for other than good reason) on Dr. Ren following termination of employment.

On April 4, 2013, the Company entered into a change-in-control agreement with Dr. Ren. See “Change-in-Control Severance Agreements” for information on change-in-control termination payments. These change-in-control severance payments will be made in lieu of the severance payments under the executive’s employment agreement.

Cynthia W. Hu, JD, Chief Operating Officer, General Counsel & Secretary

On June 1, 2006, the Company entered into an employment agreement with Cynthia W. Hu. The term of the employment agreement is subject to automatic one-year extensions unless either party gives at least thirty days prior written notice not to extend.

The agreement provides for an annualized minimum base salary of $216,000, with incentive compensation targeted at 25% of base salary. The base salary will be reviewed at least annually in accordance with the Company’s customary practices for executives. On December 12, 2008, Ms. Hu was appointed the Company’s Chief Operating Officer. Ms. Hu’s current base salary for fiscal 2016 is $300,000. In addition, upon the commencement of her employment, the Company granted Ms. Hu stock options to purchase 9,090 shares, vested as to 25% on the date of grant and vesting in 25% annual cumulative installments thereafter. All such options vested but expired in 2016 and were not exercised.

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If the Company terminates Ms. Hu “without cause,” Ms. Hu will receive a severance benefit equal to six months of salary, payable in accordance with the Company’s customary pay practices, a pro-rata portion of any incentive compensation she would have been entitled to for that year, and continued insurance coverage for up to six months. Ms. Hu also may resign at any time for “good reason,” (which generally means any material diminution or change in salary, responsibilities or title; relocation to an office more than 50 miles from Company headquarters; failure to continue health benefits; a failure to pay deferred compensation due under any plan; or the failure to honor any material aspect of the employment agreement), by providing at least thirty days prior written notice. Resignation for “good reason” or non-extension of the term of her agreement will be deemed a termination without cause. In addition, if Ms. Hu’s employment is terminated upon disability or death, Ms. Hu or her estate will be entitled to receive a payment equal to six months salary plus a pro-rated amount of any incentive compensation she would have been entitled to for that year. On May 23, 2014, Ms. Hu’s agreement was amended in order to comply with certain requirements of Section 409A of the U.S. Internal Revenue Code.

The employment agreement imposes confidentiality obligations and a 6-month non-compete (12 months in the event of a resignation for other than good reason) on Ms. Hu following termination of employment.

On April 16, 2007, the Company entered into a change-in-control agreement with Ms. Hu. See “Change-in-Control Severance Agreements” for information on change-in-control termination payments. These change-in-control severance payments will be made in lieu of the severance payments under the executive’s employment agreement.

Sara B. Capitelli, CPA, Vice President, Finance and Principal Accounting Officer

On January 10, 2011, the Company entered into an employment agreement with Sara B. Capitelli. The term of the employment agreement is subject to automatic one-year extensions unless either party gives at least sixty days prior written notice not to extend.

The agreement provides for an annualized minimum base salary of $170,000, with incentive compensation targeted at 25% of base salary. The base salary will be reviewed at least annually in accordance with the Company’s customary practices for executives. Ms. Capitelli’s current base salary for fiscal 2016 is $185,100. In addition, upon the commencement of her employment, Ms. Capitelli received a signing bonus in the amount of $5,000 and the Company granted Ms. Capitelli stock options to purchase 10,000 shares, vested as to 25% on the date of grant and vesting in 25% annual cumulative installments thereafter. All such options are currently vested and exercisable.

If the Company terminates Ms. Capitelli “without cause,” Ms. Capitelli will receive a severance benefit equal to six months of salary, payable in accordance with the Company’s customary pay practices, a pro-rata portion of any incentive compensation she would have been entitled to for that year, and continued insurance coverage for up to six months. Ms. Capitelli also may resign at any time for “good reason,” (which generally means any material diminution or change in salary, responsibilities or title; relocation to an office more than 50 miles from Company headquarters; failure to continue health benefits; a failure to pay deferred compensation due under any plan; or the failure to honor any material aspect of the employment agreement), by providing at least thirty days prior written notice. Resignation for “good reason” or non-extension of the term of her agreement will be deemed a termination without cause. In addition, if Ms. Capitelli’s employment is terminated upon disability or death, Ms. Capitelli or her estate will be entitled to receive a payment equal to six months salary plus a pro-rated amount of any incentive compensation she would have been entitled to for that year. On May 23, 2014, Ms. Capitelli’s agreement was amended in order to comply with certain requirements of Section 409A of the U.S. Internal Revenue Code.

The employment agreement imposes confidentiality obligations and a 6-month non-compete (12 months in the event of a resignation for other than good reason) on Ms. Capitelli following termination of employment.

On January 10, 2011, the Company entered into a change-in-control agreement with Ms. Capitelli. See “Change-in-Control Severance Agreements” for information on change-in-control termination payments. These change-in-control severance payments will be made in lieu of the severance payments under the executive’s employment agreement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Securities and Exchange Act (the “1934 Act”) requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.

Based solely on our review of such forms furnished to the Company and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were timely made during fiscal 2016, with the exception of (1) one late Form 4 filed by Spectrum relating to two transactions associated with Spectrum’s exercise of its contingent purchase right in connection with the second and third closings of the Company’s Financing (as defined below), (2) one late Form 3 filed by IDG-Accel China Growth Fund III L.P. and affiliated entities (“IDG”) relating to IDG becoming a greater than 10% Owner in 2012 and (3) one late Form 4 filed by IDG relating to two transactions in 2013.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Any member of the Board of Directors who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

As previously reported, on September 17, 2014, the Company entered into investment agreements and issued a total of 5,405,382 Shares to Spectrum in connection with the licensing of greater China rights to develop and commercialize EVOMELA® and ZEVALIN®. Pursuant to the investment agreements, Spectrum has a contingent right to purchase Shares at par value in order to maintain its post-investment equity ownership percentage as of the date of the transaction if CASI issues securities (subject to a limited exception for certain equity compensation grants) after the closing. The contingent purchase right expires upon the earliest of (1) the date on which CASI has raised, in the aggregate, $50 million in net proceeds through capital raising activities or (2) five years after the closing date (subject to extension for certain outstanding derivative securities).

On September 20, 2015, CASI entered into stock purchase agreements with certain investors led by a China investment fund manager affiliated with the same management team of IDG-Accel China Growth Fund III, L.P (the “Financing”). Pursuant to the closings of the Financing, in 2016, CASI issued a total of (a) 8,498,765 Shares and warrants to purchase 1,699,753 additional Shares in exchange for $10,325,999.93 to Sparkle Byte Limited, and (b) 4,115,225 Shares and warrants to purchase 823,044 additional Shares in exchange for $5,000,000 to Zhejiang Kanglaite Group Co., Ltd., each of which became a 5% or greater security holder due to the transaction.

In connection with the financings in 2016, CASI issued to Spectrum 4,623,197 Shares for a purchase price of $46,231.97 pursuant to the exercises of Spectrum’s contingent purchase rights in 2016.

Also in connection with the Spectrum investment agreements, CASI delivered to Talon Therapeutics, Inc., another affiliate of Spectrum, a $1.5 million promissory note, payable 18 months after the closing of the transaction, for exclusive China rights to an additional commercial oncology drug, MARQIBO®. The note is secured by the license granted by Spectrum to CASI for MARQIBO®.  On September 28, 2015, CASI entered into a First Amendment to Secured Promissory Note extending the maturity date to March 17, 2017. On December 13, 2016, CASI entered into a Second Amendment to Secured Promissory Note extending the maturity date to March 17, 2018.

Under a supply agreement with Spectrum, the CASI received shipments of MARQIBO® in China for quality testing purposes to support CASI’s application for import drug registration. The total cost of the materials in 2016 was $155,220.

In September 2015, the Company entered into stock purchase agreements for a $25.1 million strategic financing, the closing of which was subject to certain regulatory and customary conditions. In October 2016, the Company completed the final closing of the transaction, which included an investment from ETP Global Fund, L.P., a healthcare investment fund in the amount of $2,274,000. Dr. Wei-Wu He, our Chairman of the Board of Directors, is the managing member of Emerging Technology Partners LLC, which is the general partner of ETP Global Fund, L.P.

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PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends a vote FOR the ratification of the appointment of CohnReznick LLP (“CohnReznick”), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (“fiscal 2017”). CohnReznick was appointed the Company’s registered public accounting firm on March 23, 2017 and has been engaged for fiscal 2017. CohnReznick has no direct or indirect financial interest in the Company.

Representatives of CohnReznick LLP, the Company’s independent registered public accounting firm for fiscal 2016, are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Although the Company is not required to submit the ratification of the selection of its independent registered public accounting firm to a vote of stockholders, the Audit Committee believes that it is good corporate governance and sound policy to do so. If the stockholders fail to ratify the appointment of CohnReznick LLP, the Audit Committee will reconsider whether or not to retain the firm. If the selection of independent registered public accounting firm is ratified, the Audit Committee, in its discretion, may nevertheless select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Vote Required

The affirmative vote of a majority of the total votes cast by the stockholders present at the meeting, in person or by proxy, and entitled to vote on this proposal is necessary for approval of the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the current year. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted “FOR” this proposal. Abstentions will have the effect of a vote against this proposal.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF COHNREZNICK LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2017.

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MATTERS CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services rendered by CohnReznick LLP (CohnReznick) for the audit of the Company’s annual financial statements for the years ended December 31, 2016 and 2015.

	2016	2015
Audit fees	$154,551	$154,296
Audit-related fees	—	—
Tax fees	$12,200	$12,000
Total	$166,751	$166,296

Services rendered by CohnReznick (for fiscal year 2016 and 2015) in connection with fees presented above were as follows:

Audit Fees

The Company incurred from CohnReznick audit fees of $150,000 in fiscal 2016, covering professional services rendered for (1) the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and (2) the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the first three quarters of 2016.

The Company incurred from CohnReznick audit fees in fiscal 2016 of $4,551 related to SEC filings, including issuances of consents.

The Company incurred from CohnReznick audit fees of $150,000 in fiscal 2015, covering professional services rendered for (1) the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and (2) the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the first three quarters of 2015.

The Company incurred from CohnReznick audit fees in fiscal 2015 of $4,296 related to SEC filings, including issuances of consents.

Audit-Related Fees

The Company did not incur audit-related fees in fiscal 2016 or 2015.

Tax Fees

The Company incurred from CohnReznick fees of $12,200 in fiscal 2016 related to tax compliance services, including preparation of tax returns.

The Company incurred from CohnReznick fees of $12,000 in fiscal 2015 related to tax compliance services, including preparation of tax returns.

All Other Fees

The Company did not incur any other fees in fiscal 2016 or 2015.

The Audit Committee has considered the compatibility of non-audit services with the auditor’s independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm in accordance with the Audit Committee’s pre-approval policy for audit and non-audit services.

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PROPOSAL 4

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

General Information

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and related rules of the SEC enables stockholders to approve an advisory resolution on our executive compensation, as disclosed in this Proxy Statement.   We describe this item as an advisory vote on executive compensation, but it is more commonly known as “say-on-pay.”

In considering their vote, we urge our stockholders to review carefully our compensation policies and decisions regarding our named executive officers as presented in the “Executive Compensation” and “Outstanding Equity Awards - 2016” sections included in this Proxy Statement.  As described in these sections, we believe that our compensation programs have been appropriately designed to meet their objectives.  A significant portion of the compensation provided to the named executive officers is based upon the Company’s performance and the performance of our share price, and we believe this compensation structure closely aligns the interests of our named executive officers with the interests of our shareholders.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by our Board of Directors. Although non-binding, our Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Accordingly, we are asking our stockholders to approve, in a non-binding vote, the following resolution in respect of this Proposal 4:

“RESOLVED, that the stockholders of the Corporation hereby approve the compensation paid to CASI’s named executive officers as disclosed in the proxy statement for our 2017 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the “Executive Compensation” and “Outstanding Equity Awards - 2016” sections, compensation tables and narrative discussion.”

Vote Required

The affirmative vote of a majority of the total votes cast by the stockholders present at the meeting, in person or by proxy, and entitled to vote on this proposal is necessary for approval of the advisory resolution on executive compensation. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted “FOR” the proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

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PROPOSAL 5:

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY

VOTES ON EXECUTIVE COMPENSATION

General Information

In accordance with the Dodd-Frank Act and the related rules of the SEC, we are requesting our stockholders recommend, in a non-binding vote, whether we should ask our stockholders to approve the compensation of our named executive officers in a non-binding vote (that is, a vote similar to the vote in Proposal 4 above) every one, two or three years.

After careful consideration of the frequency alternatives, we believe that conducting an advisory vote on executive compensation every three years is appropriate for us and our stockholders at this time. As a public company, elements of our executive compensation program are designed to align employee interests with those of our stockholders, which is why we implemented our long-term incentive compensation programs. Conducting an advisory vote on executive compensation every year or every two years does not give our stockholders sufficient time to evaluate the effectiveness of our long-term compensation programs. We believe that a three-year cycle will provide our stockholders sufficient time to evaluate the effectiveness of both our short- and long-term compensation programs. In addition, we believe that a three-year cycle will give our Board of Directors and our Compensation Committee sufficient time to consider the results of the annual advisory vote on executive compensation, determine if any changes need to be made to our compensation programs and evaluate the effectiveness of the structure of our short- and long-term compensation programs.

Accordingly, we are asking our stockholders to vote to conduct an advisory vote on executive compensation every three years. Stockholders may indicate their preferred voting frequency by choosing the option of three years, two years, or one year, or they may abstain from voting on the proposal. Our Board of Directors will carefully consider the outcome of this vote when making future decisions regarding the frequency of advisory votes on executive compensation. However, because this vote is advisory and not binding, our Board of Directors may decide that it is in the best interests of us and our stockholders to hold an advisory vote on executive compensation more or less frequently than the alternative that has been selected by our stockholders.

Vote Required

The favorable vote of a majority of the votes cast by shareholders will constitute shareholders’ non-binding approval of an advisory vote on executive compensation to occur every three years. The choice that receives the highest number of the affirmative votes of the shares of common stock represented in person or by proxy at the meeting, even if less than a majority, will be deemed to be the frequency preferred by the stockholders.

Abstentions and broker non-votes will have no effect on the outcome of the proposal.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” “EVERY THREE YEARS” TO CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

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REPORT OF THE AUDIT COMMITTEE

The Board of Directors of the Company has appointed an Audit Committee composed of three directors, Mr. Huang (chairman), Mr. Salisbury and Dr. Wu, each of whom is independent under NASDAQ listing standards, as applicable and as may be modified or supplemented.

The Board of Directors has adopted a written charter for the Audit Committee. A copy of that Charter is available on our website at www.casipharmaceuticals.com. The Audit Committee’s job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control. The independent registered public accounting firm is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows to the Company in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with CohnReznick LLP, the Company’s independent registered public accounting firm for 2016.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

The Audit Committee has discussed with CohnReznick LLP the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard (AS) No. 16 (reorganized as No. 1301, effective December 31, 2016).

The Audit Committee also has received and reviewed the written disclosures and the letter from CohnReznick LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding CohnReznick LLP’s communications with the Audit Committee concerning independence and has discussed with CohnReznick LLP its independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

By the Audit Committee:

James Huang, Chairman
Franklin C. Salisbury, Jr.
Y. Alexander Wu, Ph.D

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GENERAL

Management of the Company does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the cost of preparing, printing, assembling, and mailing the proxy, Proxy Statement and other material that may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies by telephone without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (without exhibits), is being forwarded to each shareholder with this proxy statement. This Proxy Statement and our Annual Report are also available for reviewing, printing and downloading at www.casipharmaceuticals.com. The exhibits to the 10-K, which are listed on the Exhibit Index in Part IV of the Annual Report on Form 10-K, are available upon written request to the Company and upon payment of the nominal fees associated with copying and mailing such exhibits. All such requests should be directed to Investor Relations, CASI Pharmaceuticals, Inc., 9620 Medical Center Drive, Suite 300, Rockville, Maryland 20850.

STOCKHOLDER PROPOSALS

The Annual Meeting of stockholders for the fiscal year ending December 31, 2017 is expected to be held in June 2018 (the “Next Annual Meeting”). Pursuant to the proxy rules, all proposals intended to be presented at the Next Annual Meeting must be received at the Company’s executive offices, which are located at 9620 Medical Center Drive, Suite 300, Rockville, Maryland 20850, Attention: Corporate Secretary, no later than December 19, 2017, to receive consideration for inclusion in the Proxy Statement and form of proxy related to that meeting.

Stockholders who do not wish to follow the SEC rules in proposing a matter for action at the Next Annual Meeting must notify the Company in writing of the information required by our amended and restated bylaws dealing with stockholder proposals. The notice must be delivered to the Company’s Secretary not later than the close of business on February 17, 2018, nor earlier than January 18, 2018. As to all such matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company’s proxy related to the Next Annual Meeting.

* * *

By Order of the Board of Directors,

Wei-Wu He, Ph.D
Chairman

April 14, 2017

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APPENDIX A

CASI PHARMACEUTICALS, INC.

2011 LONG-TERM INCENTIVE PLAN

1.	PURPOSE AND TYPES OF AWARDS

The purpose of the 2011 Long-Term Incentive Plan (“Plan”) is to promote the long-term growth and profitability of the Corporation by: (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation and (ii) enabling the Corporation to attract, retain and reward the best-available persons.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing.

2.	DEFINITIONS

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a)   “Administrator” shall have the meaning set forth in Section 3(a).

(b)   “Affiliate” means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Corporation, either directly or indirectly, and any other entity designated by the Administrator in which the Corporation has a significant interest

(c)   “Award” shall mean a grant of a Stock Option, Stock Appreciation Right, Stock Award, Phantom Stock Award, or Performance Award.

(d)   “Board” shall mean the Board of Directors of the Corporation.

(e)   “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)   “Common Stock” shall mean a share of common stock of the Corporation, $.01 par value.

(g)   “Corporation” shall mean EntreMed, Inc. and any successor thereto.

(h)   “Date of Exercise” shall mean the date on which the Corporation receives notice of the exercise of a Stock Option in accordance with Section 6(a)(iv).

(i)   “Date of Grant” shall mean the date on which an Award is granted under the Plan.

(j)   “Employee” shall mean any person who the Administrator determines to be an employee of the Corporation or an Affiliate.

(k)   “Exercise Price” shall mean the price per share at which a Stock Option may be exercised.

(l)   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m)   “Fair Market Value” of a share of the Corporation’s Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ Stock Market or any other national securities exchange, or if the Common Stock is not so listed or admitted to trading, the average of the high bid and low asked prices, in the over-the-counter market, as reported by Nasdaq or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Administrator or by such other source or sources as shall be selected in good faith by the Administrator. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term “trading day” shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange, any business day. In all events, Fair Market Value shall be determined pursuant to a method that complies with Section 409A of the Code.

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(n)   “Grant Agreement” shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and incorporating the terms of the Plan.

(o)   “Option Period” shall mean the period during which a Stock Option may be exercised.

(p)   “Participant” shall have the meaning set forth in Section 5.

(q)   “Parent” shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of “parent corporation” provided in Code section 424(e), or any successor thereto.

(r)   “Performance Award” shall mean a performance award granted pursuant to Section 6(e).

(s)   “Performance Goals” shall mean performance goals established by the Administrator which may be based on earnings (including earnings before interest, taxes, depreciation and amortization), earnings per share (including without limitation on a diluted basis), sales, revenues, expenses (including without limitation sales and general administrative expenses), cash flow (including without limitation free cash flow), economic value added, total stockholder return, return on assets, equity or invested capital, customer or client orders (value of new contracts awarded), regulatory compliance, satisfactory internal or external audits, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions (including mergers, acquisitions, collaborations, partnerships, dispositions, and restructurings), working capital, or any other objective goals established by the Administrator, and which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to a Participant, or may be based on the performance of the Corporation, one or more Affiliates, or the Corporation and one or more Affiliates, and may cover such period as may be specified by the Administrator.

(t)   “Phantom Stock Unit” shall mean an Award of stock-equivalent units granted pursuant to Section 6(d).

(u)   “Section 422 Employee” shall mean an Employee who is employed by the Corporation or a Parent or Subsidiary with respect to the Corporation, including a Parent or Subsidiary that becomes such after adoption of the Plan.

(v)   “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted pursuant to Section 6(b).

(w)   “Stock Award” shall mean shares of Common Stock granted pursuant to Section 6(c).

(x)   “Stock Option” shall mean an option to purchase shares of Common Stock granted pursuant to Section 6(a).

(y)   “Subsidiary” and “Subsidiaries” shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of “subsidiary corporation” provided in section 424(f) of the Code, or any successor thereto.

(z)   “Ten-Percent Stockholder” shall mean a Participant who (applying the rules of Code section 424(d)) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Parent or Subsidiary of the Corporation.

3.	ADMINISTRATION

(a)   Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the “Administrator”). Notwithstanding the foregoing, the Administrator may delegate to the Chief Executive Officer of the Corporation the power to administer this Plan and have the full authority of the Administrator hereunder with respect to Awards granted to specified Participants or groups of Participants.

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(b)   Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

(c)   The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate, including, but not limited to, whether a stock option shall be an incentive stock option or a nonqualified stock option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, any circumstances in which the Awards would terminate, the period during which Awards may be exercised, and the period during which Awards shall be subject to restrictions; (v) accelerate, extend, or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award due to termination of any Participant’s employment or other relationship with the Corporation or an Affiliate; and (vi) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

(d)   In making these determinations, the Administrator may take into account the nature of the services rendered or to be rendered by the Award recipients, their present and potential contributions to the success of the Corporation and its Affiliates, and such other factors as the Administrator in its discretion shall deem relevant. Subject to the provisions of the Plan, the Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

(e)   Non-Uniform Determinations. The Administrator’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(f)   Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(g)   Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any Participants and any other employee, consultant, or director of the Corporation, and their respective successors in interest.

4.	SHARES AVAILABLE FOR THE PLAN

(a)   Maximum Issuable Shares. Subject to adjustments as provided in Section 7(f), the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 14,230,000 shares of Common Stock. The Corporation shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(f). If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Corporation in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan.

(b)   Maximum Awards. Subject to adjustments as provided in Section 7(f) and Section 7(g)(ii), the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any calendar year of the Corporation to any one individual under this Plan shall be limited to 2,000,000.

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5.	PARTICIPATION

(a)   Participation in the Plan shall be open to all persons who are at the time of the grant of an Award (i) Employees (including persons who may become Employees), (ii) members of the Board or the board of directors of an Affiliate, or (iii) consultants of the Corporation or of any Affiliate, as may be selected by the Administrator from time to time (a “Participant”). A Participant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards if the Administrator so determines.

6.	AWARDS

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. All Awards shall be subject to the terms and conditions provided in the Grant Agreement.

(a)    Stock Options.

(i)        The Administrator may from time to time grant to eligible Participants Awards of incentive stock options (as that term is defined in Code section 422) or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to Section 422 Employees. Stock Options must have an exercise price at least equal to Fair Market Value on the date of grant. Notwithstanding the foregoing, in the case of an incentive stock option granted to a Ten-Percent Stockholder, the exercise price must be at least equal to 110% of Fair Market Value.

(ii)       The Administrator shall determine the Option Period for a Stock Option, which shall be specifically set forth in the Grant Agreement, provided that a Stock Option shall not be exercisable after ten years (five years in the case of an incentive stock option granted to an Employee who on the Date of Grant is a Ten-Percent Stockholder) from its Date of Grant.

(iii)      Subject to the terms of the applicable Grant Agreement, a Stock Option may be exercised, in whole or in part, by delivering to the Corporation a notice of the exercise, in such form as the Administrator may prescribe, accompanied by (a) a full payment for the shares of Common Stock with respect to which the Stock Option is exercised or (b) to the extent provided in the applicable Grant Agreement, irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Stock Option. To the extent provided in the applicable Grant Agreement, payment may be made by delivery (including constructive delivery) of shares of Common Stock (provided that such Shares, if acquired pursuant to an Option or other Award granted hereunder or under any other compensation plan maintained by the Corporation or any Affiliate, have been held by the Participant for such period, if any, as the Administrator may specify), valued at Fair Market Value on the Date of Exercise.

(iv)      To the extent provided in the terms of an Option, a Participant may direct the Corporation to withhold from the shares of Common Stock to be issued upon exercise of the Stock Option (or portion thereof) being exercised a number of shares of Common Stock having a Fair Market Value not in excess of the aggregate exercise price of the Stock Option (or portion thereof) being exercised, with payment of the balance of the exercise price being made pursuant to any one or more of the methods prescribed in Section 6(a)(iii) above.

(b)  Stock Appreciation Rights. The Administrator may from time to time grant to eligible Participants Awards of Stock Appreciation Rights. A SAR may be exercised in whole or in part as provided in the applicable Grant Agreement and entitles the Participant to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, multiplied by (ii) the number of shares covered by the SAR, or portion thereof, which is exercised. Payment by the Corporation of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement. If upon settlement of the exercise of a SAR a Participant is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c)  Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible Participants in such amounts, on such terms and conditions (which terms and conditions may condition the vesting or payment of Stock Awards on the achievement of one or more Performance Goals), and for such considerations, including no consideration or such minimum consideration as may be required by law, as it shall determine.

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(d)  Phantom Stock. The Administrator may from time to time grant Awards to eligible Participants of Phantom Stock Units in such amounts and on such terms and conditions as it shall determine, which terms and conditions may condition the vesting or payment of Phantom Stock on the achievement of one or more Performance Goals. Phantom Stock Units granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation’s assets. An Award of Phantom Stock Units may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as specified in the Grant Agreement. Except as otherwise provided in the applicable Grant Agreement, the Participant shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a Phantom Stock Unit solely as a result of the grant of a Phantom Stock Unit to the Participant.

(e)  Performance Awards. The Administrator may, in its discretion, grant Performance Awards, which become payable on account of attainment of one or more Performance Goals established by the Administrator. Performance Awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement. For purposes of Section 4(b) hereof, a Performance Award shall be deemed to cover a number of shares of Common Stock equal to the maximum number of shares of Common Stock that may be issued upon payment of the Award.

7.	MISCELLANEOUS

(a)  Investment Representations. The Administrator may require each person acquiring shares of Common Stock pursuant to Awards hereunder to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer. All certificates for shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Administrator may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

(b)  Compliance with Securities Law. Each Award shall be subject to the requirement that if, at any time, counsel to the Corporation shall determine that the listing, registration or qualification of the shares subject to such an Award upon any securities exchange or interdealer quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of nonpublic information or the satisfaction of any other condition is necessary in connection with the issuance or purchase of shares under such an Award, such Award may not be exercised, in whole or in part, unless such satisfaction of such condition shall have been effected on conditions acceptable to the Administrator. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

(c)  Withholding of Taxes. Participants and holders of Awards shall pay to the Corporation or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant or holder of an Award. In the event that payment to the Corporation or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

(d)  Transferability. Except as otherwise determined by the Administrator or provided in a Grant Agreement, no Award granted under the Plan shall be transferable by a Participant except by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, during the lifetime of the Participant, the Award may be exercised only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. Except as provided above, the Award may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

(e)  Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, stock split, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Administrator shall provide for a substitution for or adjustment in (i) the number and class of shares of Common Stock subject to outstanding Awards, (ii) the exercise price of Stock Options and the base price upon which payments under SARs are determined, (iii) the aggregate number and class of shares of Common Stock for which Awards thereafter may be made under this Plan, (iv) the maximum number of shares of Common Stock with respect to which a Participant may be granted Awards during the period specified in Section 4(b) hereof.

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(f)  Modification, Substitution of Awards.

(i)        Subject to the terms and conditions of this Plan, the Administrator may modify the terms of any outstanding Awards; provided, however, that (a) no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award and (b) subject to Section 7(f), in no event may (i) a Stock Option be modified to reduce the Exercise Price of the Stock Option or (ii) a Stock Option be cancelled or surrendered in consideration for the grant of a new Stock Option with a lower Exercise Price.

(ii)       Anything contained herein to the contrary notwithstanding, Awards may, at the discretion of the Administrator, be granted under this Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Corporation or one of its Affiliates. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Administrator may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Awards granted hereunder shall not be counted toward the limit imposed by Section 4(b) hereof, except to the extent it is determined by the Administrator that counting such Awards is required in order for Awards hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

(iii)      Any provision of the Plan or any Grant Agreement to the contrary notwithstanding, in the event of (a) a merger or consolidation to which the Corporation is a party, or (b) a sale or exchange of all or substantially all of the Corporation’s Common Stock for cash, securities or other property, the Administrator shall take such actions, if any, as it deems necessary or appropriate to prevent the enlargement or diminishment of Participants’ rights under the Plan and Awards granted hereunder, and may, in its discretion, cause any Award granted hereunder to be canceled in consideration of a cash payment equal to the fair value of the canceled Award, as determined by the Administrator in its discretion. The fair value of a Stock Option shall be deemed to be equal to the product of (x) the number of shares of Common Stock the Stock Option covers (and has not previously been exercised) and (y) the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of cancellation over the Exercise Price of the Stock Option.

(g)  Foreign Employees. Without amendment of this Plan, the Administrator may grant Awards to Participants who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Administrator may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Corporation or any of its Affiliates operate or have employees.

(h)  Termination, Amendment and Modification of the Plan. The Board may amend, alter or terminate the Plan, or portion thereof, at any time, provided, however, that after the stockholders of the Corporation have approved the Plan, the Board shall not amend or terminate the Plan without approval of (a) the Corporation’s stockholders to the extent applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, requires stockholder approval of the amendment or termination, and (b) each affected Participant if the amendment or termination would adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment or termination.

(i)  Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement shall confer on an individual any legal or equitable right against the Corporation, any Affiliate or the Administrator, except as expressly provided in the Plan or the Grant Agreement. Nothing in the Plan or in any Grant Agreement thereunder shall (i) constitute inducement, consideration, or contract for employment or service between an individual and the Corporation or any Affiliate; (ii) confer any right on an individual to continue in the service of the Corporation or any Affiliate; or (iii) shall interfere in any way with the right of the Corporation or any Affiliate to terminate such service at any time with or without cause or notice, or to increase or decrease compensation for such service.

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(j)  Other Employee Benefits. Except as to plans that by their terms include such amounts as compensation, the amount of any compensation deemed to be received by a Participant as a result of the exercise of an Award or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Administrator.

(k)  No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

(l)  Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware without regard to its conflict of laws principles.

(m)  Effective Date, Termination Date. The Plan is effective as of April 13, 2011, the date on which the Plan was adopted by the Board, subject to the approval of the stockholders of the Corporation within twelve months of such effective date. No Award shall be granted under the Plan after the close of business on April 13, 2021. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

(n)  No Restrictions on Corporation. Neither the adoption of the Plan nor its submission to the Corporation’s stockholders shall be taken to impose any limitations on the powers of the Corporation or its Affiliates to issue, grant or assume options, warrants, rights, restricted stock or other awards otherwise than under the Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

(o)  Creditors. The interests of any Participant under the Plan and/or any Award granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered except to the extent provided in an Agreement.

(p)  Stock Certificates.

(i)        The Corporation shall not be required to issue any certificate or certificates for shares of Common Stock with respect to Awards granted under the Plan, or record any person as a holder of record of such shares of Common Stock, without obtaining, to the complete satisfaction of the Administrator, the approval of all regulatory bodies the Administrator deems necessary, and without complying to the Board’s or Administrator’s complete satisfaction, with all rules and regulations under federal, state or local law the Administrator deems applicable.

(ii)       To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the shares of Common Stock are traded. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional shares of Common Stock or whether any fractional shares of Common Stock or any rights thereto shall be forfeited or otherwise eliminated.

39

ANNUAL MEETING OF STOCKHOLDERS OF

CASI PHARMACEUTICALS, INC.

June 8, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 8, 2017.

You may obtain a copy of the related proxy statement, the accompanying Notice of Annual Meeting of Stockholders, and the form of proxy card without charge by visiting www.casipharmaceuticals.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

20230303040000000000 0	060817

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CASI PHARMACEUTICALS, INC. (THE “COMPANY”).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4, AND FOR “3 YEARS” ON PROPOSAL 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:
☐	FOR ALL NOMINEES	NOMINEES: O Franklin C. Salisbury, Jr.– Term Expiring 2020 O Y. Alexander Wu, Ph.D. – Term Expiring 2020		2. Approval of amendment to the Company’s 2011 Long-Term Incentive Plan described in the accompanying proxy statement.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			3. Ratification of the appointment of CohnReznick LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)

				4. Approval of the advisory vote on executive compensation.	☐	☐	☐
				1 YEAR	2 YEARS	3 YEARS	ABSTAIN
				5. Advisory vote on the frequency of future advisory votes on executive compensation. ☐	☐	☐	☐

The shares of Common Stock represented by this proxy will be voted as directed. If no contrary instruction is given, the shares of Common Stock will be voted for the election of each director nominee, for the amendment to the 2011 Long-Term Incentive Plan, for the ratification of the appointment of CohnReznick LLP as the independent registered public accounting firm of the Company for fiscal year 2017, for the advisory resolution on executive compensation, and for three years for the advisory vote on the frequency of future advisory votes on executive compensation. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Attendance of the undersigned at the meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Corporate Secretary of CASI Pharmaceuticals, Inc. or shall vote in person at the meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CASI PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Cynthia W. Hu and Sara B. Capitelli and each of them as proxy (each of whom shall have full power of substitution) to represent the undersigned at the Annual Meeting of Stockholders to be held at the Hilton Garden Inn, 14975 Shady Grove Rd., Rockville, MD 20850 on Thursday, June 8, 2017 at 11:00 a.m. and at any adjournment or postponement thereof, and to vote the shares of common stock the undersigned would be entitled to vote if personally present, as indicated on the reverse.

(Continued and to be signed on the reverse side.)

1.1	14475